As filed with the Securities and Exchange Commission on October
8, 1996

                                            Registration No. 333-


               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549


                         FORM S-8

                    REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


                    AMERICAN DISPOSAL SERVICES, INC.
          (Exact name of registrant as specified in its charter)

          Delaware                    13-3858494
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)


                    745 McClintock Drive, Suite 305
                    Burr Ridge, Illinois  60521
          (Address of principal executive offices) (Zip code)

          AMERICAN DISPOSAL SERVICES, INC. 1996 STOCK OPTION PLAN
                         (Full title of the plan)

                         Ann L. Straw, Esq.
                    American Disposal Services, Inc.
                    745 McClintock Drive, Suite 305
                    Burr Ridge, Illinois  60521
                         (708) 655-1105
               (Name and address, and telephone number, including area code, of agent for service)


                    Copies of communications to:
                         Stephen W. Rubin, Esq.
               Proskauer Rose Goetz & Mendelsohn LLP
                              1585 Broadway
                         New York, New York  10036
                              (212) 969-3000

               CALCULATION OF REGISTRATION FEE

Title of    Amount to be   Proposed maximum  Proposed  Amount of
securities  registered(1)  offering price    maximum   Registra-
to be                         per share(2)   aggregate tion Fee
registered                                   offering
                                             price(2)

Common         1,100,000      $18.00         $19,800,00 $6,827.64
Stock,          shares
par value
$.01 per
share


(1) Represents the maximum number of shares of common stock, par value $.01 per share ("Common Stock"), as to which awards may be granted under the American Disposal Services, Inc. 1996 Stock Option Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under the Plan.

(2) Computed pursuant to Rule 457(h) promulgated under the Securities Act, based on a price per share of $18.00 (the average of the high and low sale prices of the Common Stock as reported on the NASDAQ National Market on October 2,
     1996).

                              PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents By Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by American Disposal
Services, Inc., a Delaware corporation (the "Corporation" or the
"Registrant"), are incorporated herein by reference:

          (1) The Corporation's Prospectus, dated July 25, 1996, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

          (2) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996;

          (3) The Corporation's Current Report on Form 8-K, dated August 26, 1996;

          (4) The description of the Corporation's common stock, par value $.01 per share, contained in the Corporation's
     Registration Statement filed on Form 8-A (No. 0-28652) under the Securities Exchange Act of 1934, as amended (the
     "Exchange Act").

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


     Item 4.  Description of Securities.

     Not applicable.


     Item 5.  Interest of Named Experts and
                                                 Counsel.

     Not applicable.

     Item 6.  Indemnification of Directors and Officers.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify its directors, officers, employees and agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding, other than an action by or in the right of the Corporation, to which such director, officer, employee or agent or his legal representative may be a party, provided such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the Corporation, and (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the Corporation against a director, officer, employee or agent, the Corporation has the power to indemnify such director, officer, employee or agent for reasonable expenses incurred in connection with such suit (a) if such person acted in good faith and in a manner he reasonably believed was not opposed to the best interest of the Corporation and (b) if found liable to the Corporation, only if ordered by a court of law. Section 145 also provides that such section is not exclusive of any other indemnification rights granted by the Corporation to directors, officers, employees or agents. The Corporation's Restated Certificate of Incorporation provides that the Corporation shall, to the fullest extent permitted by law, indemnify all persons who it may indemnify pursuant thereto.

     In addition, the Corporation's Restated Certificate of Incorporation contains a provision eliminating the liability of a director to the Corporation or its stockholders for breach of fiduciary duty as a director, other than liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholder, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director personally gained in fact a financial profit or other advantage to which he was not legally entitled.






 The Corporation's By-Laws provide that the Corporation shall, to the fullest extent permitted by the Delaware General Corporation law, indemnify any person, or a person of whom he is the legal representative, who was or is a party or is threatened to be made a party to or who is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and that indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that except for certain proceedings to recover on an unpaid indemnification claim, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by that person, only if that proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in the by-laws shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending a proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law, as amended from time to time, requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by that person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced, if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the by-laws or otherwise.









 The Corporation maintains directors and officers liability insurance policies, insuring, with certain exceptions and conditions, the Corporation's directors and officers in their capacity as such against liability with respect to certain specified proceedings. In addition to covering directors and officers of the Corporation, the policies also insure the Corporation against amounts paid by it to indemnify directors and officers.

     Item 7.  Exemption from Registration Claimed.

     Not applicable.


     Item 8.  Exhibits.

Exhibit Number           Description

     4.1 Description Restated Certificate of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation's Registration
               Statement on Form S-1 (No. 333-4889))

     4.2 Amendment to Restated Certificate of Incorporation of the Corporation (incorporated by reference to Exhibit 3.2 to the Corporation's Registration
               Statement of Form S-1 (No. 333-4889))

     4.3 Bylaws of the Corporation (incorporated by reference to Exhibit 3.3 to the Corporation's
               Registration Statement on Form S-1 No. 333-4889))

     5.1       Opinion of Proskauer Rose Goetz & Mendelsohn LLP

     10.1      American Disposal Services, Inc. 1996 Stock Option
               Plan (incorporated by reference to Exhibit 10.9 to the Corporation's Registration Statement on Form
               S-1 (No. 333-4889))

     15.1      Awareness Letter of Independent Accountants

     23.1      Consent of Independent Accountants

     23.2      Consent of Proskauer Rose Goetz & Mendelsohn LLP
               (included in Exhibit 5)

     24.1      Powers of Attorney (included on Page II-5)



                              II-4
Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                              II-5

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.































                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on October 7, 1996.

                              AMERICAN DISPOSAL SERVICES, INC.


                              By:   /s/ Richard DeYoung
                                   Name:  Richard DeYoung
                                   Title: President


                         POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Richard DeYoung and Ann Straw, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of American Disposal Services, Inc., and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Corporation to be issued pursuant to the Corporation's 1996 Stock Option Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




Signatures                Title                  Date

/s/ David C. Stoller      Chairman and Director  October 7, 1996
David C. Stoller          (Principal Executive
                          Officer)

/s/ Richard DeYoung       President and          October 7, 1996
Richard DeYoung           Director

/s/ Scott H. Flamm
Scott H. Flamm            Senior Vice-President
                          and Director (Principal
                          Financial Officer and
                          Principal Accounting
                          Officer)               October 7, 1996


/s/ Merril M. Halpern     Director               October 7, 1996
Merril M. Halpern

/s/ A. Lawrence Fagan     Director               October 7, 1996
A. Lawrence Fagan

/s/ Richard T. Henshaw, III   Director           October 7, 1996
Richard T. Henshaw, III

/s/ G. T. Blankenship     Director               October 7, 1996
G. T. Blankenship

/s/ Norman Steisel        Director               October 7, 1996
Norman Steisel


















EXHIBIT INDEX

Exhibit
Number         Description               Location

4.1  Restated Certificate of             incorporated by
     Incorporation of the Corporation    reference to Exhibit
                                         3.1 to the
                                         Corporation's
                                         Registration Statement
                                         on Form S-1 (No. 333-
                                         4889)

4.2  Amendment to Restated Certificate   incorporated by
     of Incorporation of the Corporation reference to Exhibit
                                         3.2 to the
                                         Corporation's
                                         Registration Statement
                                         on Form S-1 (No. 333-
                                         4889)

4.2  Bylaws of the Corporation           incorporated by
                                         reference to Exhibit
                                         3.3 to the
                                         Corporation's
                                         Registration Statement
                                         on Form S-1
                                         (No. 333-4889)

5.1  Opinion of Proskauer Rose Goetz &   filed herewith
     Mendelsohn LLP

10.1 American Disposal Services,         incorporated by
     Inc. 1996 Stock Option Plan         reference to
                                         Exhibit 10.9 to the
                                         Corporation's
                                         Registration Statement
                                         on Form S-1
                                         (No. 333-4889)

23.1 Consent of Independent Auditors     filed herewith

23.2 Consent of Independent Public       filed herewith
     Accountants

23.3 Consent of Proskauer Rose Goetz &   included in Exhibit 5.1
     Mendelsohn LLP

24.1 Powers of Attorney                  included on Page II-5

                                         EXHIBIT 5.1







                                   October 7, 1996



The Board of Directors
American Disposal Services, Inc.
745 McClintock Drive, Suite 305
Burr Ridge, Illinois 60541

Gentlemen:

     We have acted as counsel to American Disposal Services, Inc. (the "Company") in connection with the Registration Statement on Form S-8 (together with the exhibits thereto, the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, relating to the registration of 1,100,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company. The Shares are to be issued by the Company upon exercise of certain stock options (the "Options") granted and to be granted to certain employees of the Company and its subsidiaries pursuant to the Company's 1996 Stock Option Plan.

     As such counsel, we have reviewed the corporate proceedings in connection with the adoption of the Plan. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper or necessary as a basis for rendering this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the Shares will be, when issued upon due exercise of options granted under the Plan in accordance with the provisions of the Plan and in accordance with stock option agreements entered into in accordance with the provisions of the Plan (including payment of the option exercise price provided for therein), legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                    Very truly yours,

                    /s/PROSKAUER ROSE GOETZ & MENDELSOHN LLP

                                                    EXHIBIT 23.1






                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the American Disposal Services, Inc. 1996 Stock Option Plan of our report dated March 22, 1996, except Note 10, as to which the date is May 30, 1996, with respect to the consolidated financial statements of American Disposal Services, Inc. included in Registration Statement (No. 333-4889) on Form S-1 filed with the Securities and Exchange Commission.



                                   Ernst & Young LLP


Chicago, IL
October 3, 1996

                                                  EXHIBIT 23.2






               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 15, 1994, included in the American Disposal Services, Inc. Prospectus dated July 25, 1996, and to all references to our Firm including in this registration statement.



                                   ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
October 4, 1996